Exhibit 99.1

Steve Albrecht Leaving Red Hat Board After Six Years of Service to Focus on Charitable Role

RALEIGH, NC - February 13, 2009 - Red Hat, Inc. (NYSE: RHT), the world’s leading provider of open source solutions, today announced that W. Steve Albrecht will resign from Red Hat’s Board of Directors, effective June 30, 2009.

Dr. Albrecht and his wife have accepted an invitation to serve on a three-year voluntary mission in Japan for the Mormon Church, of which Dr. Albrecht has been a long-standing member.

“I have been proud to serve on Red Hat’s Board for six years and to work with Red Hat’s associates and management,” Dr. Albrecht said. “It has been an inspiration to be a part of the innovation of open source, and I wish the Red Hat team much continued success.”

“I understand and respect Steve’s decision and am happy that he has this opportunity to support his church,” said Matthew Szulik, Chairman of Red Hat’s Board of Directors. “We have enjoyed the privilege of working with Steve. His contributions to Red Hat’s success cannot be measured, and we wish him well on his mission.”

Dr. Albrecht chairs the Board’s Audit Committee and is a member of the Board’s Compensation Committee. He will continue to serve in these roles until the time that his resignation is effective.

For more information about Red Hat, visit www.redhat.com.

About Red Hat, Inc.

Red Hat, the world’s leading open source solutions provider, is headquartered in Raleigh, NC with over 65 offices spanning the globe. CIOs ranked Red Hat as one of the top vendors delivering value in Enterprise Software for five consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with applications, management and Services Oriented Architecture (SOA) solutions, including JBoss Enterprise Middleware. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; adverse results in litigation; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

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For information:

Kara Schiltz, Corporate Communications

Red Hat

919-301-3002

kschiltz@redhat.com

Tom McCallum, Investor Relations

Red Hat

919-754-4630

investors@redhat.com